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                                                                  EXHIBIT 10.06


                               W. R. GRACE & CO.

                                _______________


               1994 STOCK RETAINER PLAN FOR NONEMPLOYEE DIRECTORS
                       (AS AMENDED THROUGH MARCH 7, 1996)

                                _______________


                                             THIS DOCUMENT CONSTITUTES PART OF A
                                             PROSPECTUS COVERING SECURITIES THAT
                                                  HAVE BEEN REGISTERED UNDER THE
                                                         SECURITIES ACT OF 1933.
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                               W. R. GRACE & CO.

                                _______________

               1994 STOCK RETAINER PLAN FOR NONEMPLOYEE DIRECTORS

                                _______________


                 1. Purposes: The purposes of this Plan are (a) to further the identity of interests of nonemployee directors of the Company with the interests of the Company's shareholders, (b) to stimulate and sustain constructive and imaginative thinking by such nonemployee directors, and (c) to induce the service or continued service of the most highly qualified individuals to serve as nonemployee directors of the company.

                 2. Definitions: When used in this Plan, the following terms shall have the meanings set forth in this section 2.

                 Board of Directors:  The Board of Directors of the Company.

                 Code:  The Internal Revenue Code of 1986, as amended.

                 Common Stock: The common stock of the Company, par value $1.00 per share, or such other class of shares or other securities or property as may be applicable pursuant to the provisions of section 6.

                 Company:  W. R. Grace & Co., a New York corporation.

                 Fair Market Value: (a) The mean between the high and low sales prices of a share of Common Stock in New York Stock Exchange Composite Transactions for the applicable date, as reported in The Wall Street Journal or another newspaper of general circulation, or, if no sales of shares of Common Stock were reported for such date, for the next preceding date for which such sales were so reported, or (b) the fair market value of a share of Common Stock determined in accordance with any other reasonable method.

                 issuance (or words of similar import): The issuance of authorized but unissued Common Stock or the transfer of issued Common Stock held by the Company or a Subsidiary.





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                 nonemployee director:  An individual, not employed by the
Company or a Subsidiary, who is serving as a director of the Company.

                 Plan: The 1994 Stock Retainer Plan for Nonemployee Directors herein set forth, as the same may from time to time be amended.

                 Rule 16b-3: Rule 16b-3 of the Securities and Exchange Commission (or any successor provision in effect at the applicable time).

                 service: Service to the Company as a nonemployee director. "To serve" has a correlative meaning.

                 Stock Retainer: An issuance of shares of Common Stock in payment of an annual retainer for service as a nonemployee director.

                 Subsidiary: A corporation (or other form of business association) of which shares (or other ownership interests) having 50% or more of the voting power regularly entitled to vote for directors (or equivalent management rights) are owned, directly or indirectly, by the Company.

                 3. Eligibility and Participation: All nonemployee directors are eligible to participate in the Plan and each such director will participate as described in section 5.

                 4.    Stock Subject to this Plan:

                 (a)   Subject to the provisions of paragraph (c) of this
section 4 and the provisions of section 6, the maximum number of shares of Common Stock that may be issued pursuant to Stock Retainers under this Plan shall not exceed 66,000 shares of Common Stock.

                 (b) Authorized but unissued shares of Common Stock and issued shares of Common Stock held by the Company or a Subsidiary, whether acquired specifically for use under this Plan or otherwise, may be used for purposes of this Plan.

                 (c) If any shares of Common Stock issued pursuant to a Stock Retainer shall, after issuance, be reacquired by the Company





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for any reason, such shares shall no longer be charged against the limitation provided for in paragraph (a) of this section 4 and may again be issued pursuant to Stock Retainers.

                 5. Stock Retainers: Stock Retainers shall be subject to the following provisions:

                 (a) For the purposes of this Plan, all shares of Common Stock issued pursuant to a Stock Retainer shall be valued at not less than 100% of the Fair Market Value of such shares on the effective date as of which such Stock Retainer is paid, regardless of when such shares are actually issued to the nonemployee director and whether or not such shares are subject to restrictions that affect their value.

                 (b) Except as provided in paragraph (c) of this section 5, effective as of July 1, 1994, and on each following July 1 through July 1, 1999, each person serving as a nonemployee director on such July 1 will, for service as such, be paid a Stock Retainer consisting of a whole number of shares of Common Stock equal to the quotient obtained by dividing (i) $24,000 (the "Retainer Amount") by (ii) the Fair Market Value of a share of Common Stock on such July 1. To the extent that such calculation does not result in a whole number of shares, the fractional share shall be rounded upwards to the next whole number so that no fractional shares shall be issued.

                 (c) (i) In the event that a Stock Retainer is to be paid, effective July 1 of any calendar year, to a person who shall have commenced service as a nonemployee director subsequent to January 1 of such calendar year, the Retainer Amount shall be proportionately reduced to reflect the percentage of such calendar year prior to such commencement of service.

                       (ii) In the event that a Stock Retainer is to be paid, effective July 1 of any calendar year, to a person who shall have commenced service as a nonemployee director subsequent to July 1 of the prior calendar year, the Retainer Amount shall be proportionately increased to reflect the percentage of the prior calendar year during which such nonemployee director served as such.

                 (d) The shares referred to in paragraph (b) of this section 5 shall be delivered to each nonemployee director as soon as practicable following each July 1 during the term of this plan. After the delivery of the shares, each nonemployee director shall have all





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the rights of a shareholder with respect to such shares (including the right to vote such shares and the right to receive all dividends paid with respect to such shares).

                 (e) No shares will be issued in a calendar year to a nonemployee director who, prior to July 1 of such calendar year, is removed for cause, as specified in the Company's Certificate of Incorporation, as the same may be amended, or who voluntarily terminates service prior to retirement under the Company's Retirement Plan for Outside Directors, as the same may be amended.

                 6.    Adjustment Provisions:

                 (a) In the event that any reclassification, split-up or consolidation of the Common Stock shall be effected, or the outstanding shares of Common Stock are, in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets, exchanged for a different number or class of shares of stock or other securities or property of the Company or for shares of the stock or other securities or property of any other corporation or person, or a record date for determination of holders of Common Stock entitled to receive a dividend payable in Common Stock shall occur, (i) the number and class of shares that may be issued pursuant to Stock Retainers thereafter paid, and (ii) the number and class of shares that have not been issued under effective Stock Retainers, shall in each case be equitably adjusted.

                 (b) In the event that there shall occur any spin-off or other distribution of assets of the Company to its shareholders (including without limitation an extraordinary dividend), the number and class of shares that may be issued pursuant to Stock Retainers thereafter paid shall be equitably adjusted as determined by the Board of Directors.

                 7. Term: This Plan shall be deemed adopted and shall become effective on the date it is approved by the shareholders of the Company. No Stock Retainers shall be paid under this Plan with respect to any period beginning after July 1, 1999.





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                 8.    General Provisions:

                 (a) Nothing in this Plan or in any instrument executed pursuant hereto shall confer upon any person any right to continue to serve as a nonemployee director of the Company.

                 (b) No shares of Common Stock shall be issued pursuant to a Stock Retainer unless and until all legal requirements applicable to the issuance of such shares have, in the opinion of counsel to the Company, been complied with. In connection with any such issuance, the person acquiring the shares shall, if requested by the Company, give assurances, satisfactory to counsel to the Company, in respect of such matters as the Company or a Subsidiary may deem desirable to assure compliance with all applicable legal requirements.

                 (c) No person (individually or as a member of a group), and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any shares of Common Stock allocated or reserved for the purposes of this Plan or subject to any Stock Retainer except as to such shares of Common Stock, if any, as shall have been issued to him.

                 (d) Nothing in this Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or benefits to nonemployee directors that the Company now has or may hereafter put into effect.

                 9.    Amendments and Termination:

                 (a) This Plan may be terminated, suspended or amended at any time by the Board of Directors upon the recommendation of its Compensation, Employee Benefits and Stock Incentive Committee; provided, however, that (i) no amendment shall become effective without the approval of the shareholders of the Company to the extent shareholder approval is required in order to comply with Rule 16b-3, and (ii) neither the Retainer Amount, nor any other provision of this Plan affecting the number of shares of Common Stock receivable pursuant to a Stock Retainer or the frequency with which Stock Retainers are paid, shall be amended or otherwise modified more than once every six months, except as may be necessary or appropriate to comport with the Code or the Employee Retirement Income Security Act, as either of the same may be amended, or the rules and regulations promulgated thereunder.





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                 (b)   No termination, suspension or amendment of this Plan
shall adversely affect any Stock Retainer theretofore paid.





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